UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2013

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant announced today that it has entered into an Employment Agreement, effective May 3, 2013, with Thomas P. Johnson, the registrant's Chief Executive Officer. A summary of the material terms of the Employment Agreement are as follows:

We entered into an employment agreement with Thomas P. Johnson, our Chief Executive Officer, effective May 3, 2013 (“Effective Date”) that is in effect for three (3) years from the Effective Date. During the employment period, Mr. Johnson receives an annual base salary of $950,000, an annual incentive bonus, and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 300% of Mr. Johnson's then applicable base salary, dependent upon the registrant's and his individual performance. Mr. Johnson's annual bonus is capped at three times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant's Annual Incentive Bonus Plan (“AIP”).

In accordance with the registrant's customary annual equity grant practice, Mr. Johnson received (i) a grant from the registrant of such number of shares of the registrant's restricted stock equating to, on the grant date, $1,500,000. This restricted stock vests three (3) years from the grant date, and (ii) an award of restricted stock, in the form of performance shares, which had a grant date value of $1,500,000. This award will also vest three years from the date of that grant. In accordance with the registrant's updated award parameters for annual awards of performance shares, if the registrant's financial performance is met during an annual period, then the associated number of performance shares is “banked” and paid at the end of the applicable 3-year performance period.

Pursuant to the terms of Mr. Johnson's Employment Agreement, upon execution of the Employment Agreement, Mr. Johnson received a long-term incentive award as follows: (i) an award of restricted stock, in the form of performance shares, which had a grant date value of $4,500,000 and will vest at the end of the registrant's three (3) year performance period for awards made in the registrant's 2013 fiscal year, and (ii) an award of Cash-settled Stock Appreciation Rights, which shall have an award date value of $5,570,000 (the “CSARs”). The number of CSARs shall be determined by dividing $5,570,000 by the Black Scholes value of the closing price of a share of the registrant's common stock on the award date. The CSARs shall have a term of 7 years and shall vest in equal 1/3 increments over three years from the Effective Date. Additionally, the registrant may, in its sole discretion, at any time during the Term, exchange a CSAR for another form of registrant equity which is of equal value to the CSAR at the time of the exchange. As with all performance-based share awards, at the completion of the applicable performance period, the actual value of the performance award will be determined, dependent upon actual registrant financial results as compared to the stated registrant financial goals approved by the registrant's Compensation Committee for the applicable performance period.

Mr. Johnson is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will reimburse the reasonable expenses incurred by Mr. Johnson in the performance of his duties and indemnify Mr. Johnson against any loss or liability suffered in connection with such performance.

We are entitled to terminate the Employment Agreement with or without “Cause” (as defined in the Employment Agreement). Mr. Johnson is entitled to terminate his Employment Agreement for “Good Reason” (as defined in the Employment Agreement) which includes any breach of a material term of the Employment Agreement; a material alteration or diminution in his duties and responsibilities which includes no-longer being employed as the Chief Executive Officer of a company whose securities are publicly traded on a nationally recognized securities exchange; a “Change in Control” of the registrant (as defined in the Employment Agreement) and either (i) Mr. Johnson is terminated from being a director, officer or employee of, or from performing other services for, the registrant or a subsidiary of the registrant within two years after such Change in Control or (ii) without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with his position or any reduction in Mr. Johnson's Base Salary or AIP targeted bonus; without the consent of Mr. Johnson either (a) Mr. Johnson ceases to report directly the Board, or (ii) ) Mr. Johnson ceases to be the final decision maker on all business related matters for the registrant; and with Mr. Johnson's consent, relocating the corporate offices greater than a 50 mile radius from their current location.

In the event of a Change in Control and the Employment Agreement being terminated within two (2) years of such Change in Control, without Cause by us or with Good Reason by Mr. Johnson, or if, without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with his position or any reduction in Mr. Johnson's Base Salary or AIP targeted bonus occurs, then Mr. Johnson will be entitled to a severance payment equal to three times the sum of (i) his annual base salary payable and (ii) the bonus amount which would have been owed to Mr. Johnson for the applicable fiscal year in which the termination of the agreement occurred, calculated at the “Target” level. In addition, at the time of a Change in Control all unvested restricted stock and unvested performance shares outstanding shall vest in accordance with the terms of our 2002 Amended and Restated Long-Term Incentive Plan.

Other than after a Change in Control, if we terminate Mr. Johnson's employment without Cause or if Mr. Johnson resigns his position for “Good Reason”, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or two times his then applicable base salary, whichever is greater. Mr. Johnson will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs, at a level no lower than the “Threshold” performance level, as well as a pro rata portion of the long term incentive award, which would have been payable had Mr. Johnson been employed by the registrant under the Employment Agreement for the entire performance period. In addition, all unvested options, unvested restricted stock, and unvested performance shares shall continue to vest for a period of one year from the termination of the Employment Agreement.

If Mr. Johnson's employment with the registrant terminates prior to the end of the contract term for any reason other than due to his death or disability, then he will be restricted from engaging in competitive activities during the “Restricted Period” (as defined in the Employment Agreement) and he will also be restricted from soliciting employees during the Restricted Period.

There are also additional customary provisions contained in the Employment Agreement. For greater detail, please see the full text of the Employment Agreement which is filed herewith.

ITEM 9.01	Financial Statements and Exhibits.
C)	Exhibits
10.13 Employment agreement effective May 3, 2013 with Thomas P. Johnson

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: May 6, 2013